Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
BREITBURN ENERGY PARTNERS L.P.

        This Certificate of Limited Partnership, dated March 23, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

        1.    Name.    The name of the limited partnership is BreitBurn Energy Partners L.P.

        2.    Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

    Corporation Trust Center
    1209 Orange Street
    Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    The Corporation Trust Company

        3.    General Partner.    The name and the business address of the sole general partner are:

    BreitBurn GP, LLC
    515 South Flower Street
    Suite 4800
    Los Angeles, CA 90071

  EXECUTED as of the date written first above.

BREITBURN GP, LLC

By:	/s/ JOHN C. IVASCU John C. Ivascu Authorized Person